Exhibit 99.2

First Quarter 2019 Financial Review and Analysis (preliminary, unaudited)

Safe Harbor Statement Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in our markets due to competitive conditions, technological developments, laws and regulations, and customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, including the U.S. Tax Cuts and Jobs Act (“TCJA”), and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors' actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2018 Form 10-K, filed with the Securities and Exchange Commission on February 27, 2019. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity. In accordance with Regulations G and S-K, reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter (see Attachments A-4 through A-7 to news release dated April 24, 2019). Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use the following non-GAAP financial measures in this presentation: • Sales change ex. currency refers to the increase or decrease in net sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina), with segment results adjusted for the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. • Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year. We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period. • Adjusted operating income refers to income before taxes, interest expense, other non-operating expense, and other expense, net. • Adjusted operating margin refers to adjusted operating income as a percentage of net sales. • Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as impacts related to the enactment of the TCJA and our U.S. pension plan termination, effects of certain discrete tax planning actions, and other items. • Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. • Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors. • Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions. This document has been furnished (not filed) on Form 8-K with the SEC and may be found on our website at www.investors.averydennison.com.

First Quarter Review

Pension settlement charges drove a loss in reported income; reported EPS of ($1.74)

Adj. EPS (non-GAAP) of $1.48, in line with our expectations

- Reported sales declined 2.0%, including negative 4.4% impact from currency translation
  - Organic sales change (non-GAAP) of 2.4%
- Reported operating margin up 50 bps
  - Adjusted operating margin (non-GAAP) improved 30 bps

LGM's organic growth softened, reflecting lower volume. Operating margin was solid; European restructuring on track to deliver significant 2H savings

RBIS delivered another strong quarter of growth and margin expansion, led by continued strength in RFID

Despite modest organic sales decline, IHM delivered strong margin expansion through productivity

FY19 reported EPS guidance increased to $3.10 to $3.35, due to lower-than-expected pension charges

- **FY19 adj. EPS guidance reaffirmed at $6.45 to $6.70; midpoint of adj. EPS guidance up ~9% compared to prior year, or ~13% before the impact of currency translation**

4 First Quarter 2019 Financial Review and Analysis April 24, 2019 AVERY DENNISON

Sales Trend Analysis * Totals may not sum due to rounding. 4.8% 1.9% (2.0%) 6.1% 4.8% 2.4% 0.0% 0.0% 0.0% 6.1% 4.8% 2.4% (1.3%) (2.9%) (4.4%) 4.8% 1.9% (2.0%)

First Quarter Sales and Margin Analysis 1Q19 Reported Ex. Currency Organic Sales Change: Label and Graphic Materials (3.3%) 1.4% 1.4% Retail Branding and Information Solutions 3.2% 7.0% 7.0% Industrial and Healthcare Materials (5.1%) (1.0%) (1.0%) Total Company (2.0%) 2.4% 2.4% Reported Adjusted (Non-GAAP) 1Q19 1Q18 1Q19 1Q18 Operating Margin: Label and Graphic Materials 11.8% 12.3% 12.5% 13.0% Retail Branding and Information Solutions 12.9% 9.0% 12.4% 10.2% Industrial and Healthcare Materials 8.3% 7.5% 9.5% 7.5% Total Company 10.4% 9.9% 10.9% 10.6%

LABEL AND GRAPHIC MATERIALS Reported sales of $1.2 bil., down 3.3% Sales up 1.4% on organic basis driven by prior year pricing actions; volume/mix down modestly Label and Packaging Materials up modestly on organic basis Combined Graphics and Reflective Solutions up low-single digits on organic basis Reported operating margin decreased 50 basis points to 11.8%, reflecting higher employee-related costs, lower volume, and transition costs associated with the European restructuring plan Adjusted operating margin decreased 50 basis points to 12.5% RETAIL BRANDING AND INFORMATION SOLUTIONS Reported sales of $398 mil., up 3.2% Sales up 7.0% on organic basis, driven by continued strength in RFID and solid growth in the base business Reported operating margin increased 390 basis points to 12.9%, as a decline in restructuring charges, increased volume, and lower currency-related costs more than offset higher employee-related costs Adjusted operating margin increased 220 basis points to 12.4% First Quarter Segment Overview

INDUSTRIAL AND HEALTHCARE MATERIALS Reported sales of $164 mil., down 5.1% Sales down 1.0% on organic basis Industrial categories down low-single digits on organic basis; up mid-single digits excluding products serving global automotive markets Healthcare categories up low-single digits on organic basis Reported operating margin up 80 basis points to 8.3%, as the benefit of productivity actions more than offset the impacts of lower volume and higher restructuring charges Adjusted operating margin increased 200 basis points to 9.5% First Quarter Segment Overview (cont.)

2019 EPS Guidance

	Previous	Updated
Reported EPS	**$2.70 – $2.95**	**$3.10 – $3.35**
Add Back:		
Est. pension settlement charges (largely in Q1)	**~$3.55**	**~$3.15**
Est. restructuring charges and other items	**~$0.20**	**~$0.20**
Adjusted EPS (non-GAAP)	**$6.45 – $6.70**	**$6.45 – $6.70**

Contributing Factors to 2019 Results

- Reported sales growth of ~1.0%, including ~2.5 pt headwind from currency translation at recent rates
  - Organic sales change of ~3.5% (previously ~4%)
- Currency translation headwind to operating income of $27 mil., assuming recent rates (previously ~$25 mil.)
- Savings of $40 mil. to $45 mil. from restructuring actions, net of transition costs (previously ~$35 mil.)
- Adjusted tax rate in the mid-twenty percent range
- Interest expense of $75 mil. to $80 mil.
- Fixed and IT capital spend of $275 mil. to $285 mil.
- Average shares outstanding (assuming dilution) of 84 mil. to 85 mil.
- Adjusted earnings growth weighted to the back half of the year due to timing of currency translation headwinds and restructuring actions

9 First Quarter 2019 Financial Review and Analysis April 24, 2019 AVERY DENNISON

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